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FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2002

AVI BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	0-22613 (Commission File Number)	93-0797222 (IRS Employer Identification Number)

One S.W. Columbia, Suite 1105
Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant's telephone number, including area code

ITEM 4.    CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT.

On May 15, 2002, AVI BioPharma, Inc. ("AVI") dismissed Arthur Andersen LLP as its independent public accountants. On May 21, 2002, AVI engaged KPMG LLP ("KPMG") as its new independent public accountants. AVI's Board of Directors ("Board") approved the dismissal. All members of the Board's Audit Committee, except one, participated in the decision to dismiss Arthur Andersen at AVI's May 15, 2002 Board meeting. The engagement of KPMG was approved by AVI's Board. The Audit Committee member not in attendance at that Board meeting was notified of the change following the meeting and ratified the change. Shareholder ratification of the change will be submitted to AVI's shareholders at the next AVI shareholder meeting.

None of Arthur Andersen's reports on AVI's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2000 and 2001 and through the date of this Form 8-K, there were no disagreements between AVI and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on AVI's consolidated financial statements for such years or such period, and there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2000 and 2001 and through the date of this Form 8-K, AVI did not consult KPMG regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the AVI's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AVI provided a copy of the original Form 8-k which this filing amends to Arthur Andersen and a copy of the original Form 8-k and this amended Form 8-k to KPMG. Attached as Exhibit 16.1 is a copy of the letter from Arthur Andersen stating its agreement with such disclosures in the original filing. KPMG has verbally indicated to AVI that agrees with the statements made regarding KPMG.

ITEM 5.    OTHER EVENTS

        Nick Bunick resigned as a director of the Company, effective May 15, 2001. At a Board of Directors' ("Board") meeting held that date, the Board appointed Andrew J. Ferrara to complete Mr. Bunick's term, which term expires in May 2003. Mr. Ferrara is President of Boston Healthcare Associates, Inc., a consulting firm he founded in 1993, after six years (1987 to 1993) as a health care consultant, that specializes in helping pharmaceutical and biotechnology companies achieve their development and revenue objectives with an emphasis on strategic and reimbursement planning. In 1984, he co-founded Polygen Corp. (now Molecular Simulations, Inc.), a computer software company serving the chemical and pharmaceutical industries, serving as Executive Vice President until 1987. From 1982 to 1984, he was Vice President of Sales and Marketing for Collaborative Research, Inc. For twenty years prior to 1982, he worked in various sales and sales management, marketing and public relations positions at Eli Lilly & Co., serving as Corporate Director of New Product Planning and Licensing during his last four years there.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits.    The following exhibits are included with this filing:

          16.1.    Arthur Andersen, LLP letter dated May 20, 2002.

          99.1    Press release of AVI BioPharma, Inc. dated May 31, 2002 regarding the change in auditors.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 31, 2002.

AVI BioPharma, Inc.

By:	/s/ ALAN P.TIMMINS Alan P. Timmins President and Chief Operating Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No	Document Description
16.1.	Arthur Andersen, LLP letter dated May 20, 2002.
99.1	Press release of AVI BioPharma, Inc. dated May 31, 2002 regarding the change in auditors.

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  ITEM 4. CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT.
  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX